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                                  EXHIBIT E


                       CONSENT OF INDEPENDENT AUDITORS









We consent to the inclusion in this registration statement on Form SB-2 of our report dated January 18, 2001 on our audit of the financial statements of GiveMePower Corporation (formerly TelNet World Communications, Inc.) as of June 30, 2000.


    /S/ MALONE & BAILEY, PLLC

Malone & Bailey, PLLC
Houston, Texas

August 8, 2001